UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2021

MedTech Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

48 Maple Avenue

Greenwich, CT 06830

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (908) 391-1288

600 Fifth Avenue, 22nd Floor
New York, NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	MTACU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	MTAC	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	MTACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 12, 2021, MedTech Acquisition Corporation (the “Company”) filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q”), which included in Note 2, Revision of Previously Issued Financial Statements (“Note 2”), a discussion of the revision to a portion of the Company’s previously issued financial statements for the classification of its shares of Class A common stock subject to redemption issued as part of the units sold in the Company’s initial public offering (“IPO”) on December 17, 2020. As described in Note 2, upon its IPO, the Company classified a portion of the shares of Class A common stock subject to redemption as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. The Company’s management re-evaluated the conclusion and determined that the shares of Class A common stock subject to redemption included certain provisions that require classification of the shares of Class A common stock subject to redemption should be treated as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination. As a result, management corrected the error by revising all shares of Class A common stock subject to redemption as temporary equity. This resulted in an adjustment to the initial carrying value of the shares of Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and shares of Class A common stock.

As described above, originally the Company determined the changes were not qualitatively material to the Company’s previously issued financial statements and revised its previously financial statements in Note 2 in its Q3 Form 10-Q. However, upon further consideration of the material nature of the changes, the Company determined the change in classification of the shares of Class A common stock subject to redemption and change to its presentation of earnings per share are material quantitatively and the Company should restate its previously issued financial statements.

Therefore, on December 9, 2021, the audit committee of the board of directors of the Company determined that (i) the Company’s audited balance sheet as of December 22, 2020 (the “Audited Balance Sheet”) filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2021, (ii) audited financial statements for the year ended December 31, 2020 (together with the Audited Balance Sheet, the “Audited Affected Financials”), as reported in the Company’s Annual Report on Form 10-K/A filed with the SEC on June 28, 2021 (the “Restated Form 10-K”); (iii) the Company’s unaudited financial statements as of March 31, 2021 (the “Q-1 Unaudited Financials”) contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 28, 2021, (iv) the Company’s unaudited financial statements as of June 30, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021 (together with the Q-1 Unaudited Financials, the “Unaudited Affected Financials”), and (v) the Company’s unaudited financial statements as of September 30, 2021 contained in the Q3 Form 10-Q, should no longer be relied upon due to the reclassification described above. The Company intends to correct the error in an amendment to (1) its Annual Report on Form 10-K for the year ended December 31, 2020 (to include restatements with respect to the Audited Affected Financials) (the “Amended Form 10-K”) and (2) the Q3 Form 10-Q (to include restatements with respect to the Unaudited Affected Financials) (the “Amended Form 10-Q”). Similarly, the related press releases, stockholder communications, investor presentations or other communications describing relevant portions of the Company’s financial statements for these periods, should no longer be relied upon.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective as of September 30, 2021. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Amended Form 10-K and the Amended Form 10-Q.

The Company does not expect the changes described above to have any impact on its cash position or the balance held in the trust account.

The Company’s management and the audit committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, the Company’s independent registered public accounting firm.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedTech Acquisition Corporation

	By:	/s/ Christopher C. Dewey
		Name:	Christopher C. Dewey
		Title:	Chief Executive Officer

Dated: December 10, 2021